Exhibit 10.17

                          REVOLVER/TERM LOAN AGREEMENT

MIKRON INSTRUMENT COMPANY, INC. of 16 THORNTON ROAD, OAKLAND, NJ 07436-3116, (jointly and severally if more than one, the "Borrower") and FLEET BANK, N.A., a national banking association created and existing under the laws of the United States of America with a principal office located at 30 Montgomery Street, Jersey City, New Jersey 07303, (the "Bank"), for valuable consideration, the receipt of which is hereby acknowledged, agree as follows:

I. DEFINITIONS.

      Each reference herein to:

      a. "Accounts", "Chattel Paper", "Consumer Goods", "Documents", "Equipment", "Farm Products", "Fixtures", "General Intangibles", "Goods", "Instruments", "Inventory", "Money", and "Securities" shall have the meaning assigned to each in the Uniform Commercial Code from time to time in effect in the State (the "UCC");

      b. "Affiliates of Borrower" means any person or entity that, directly or indirectly, controls, is controlled by or is under common control with the Borrower or is an inside director or officer of the Borrower. For purposes of this definition, the term "control" (including the terms "controlling", "controlled by" and "under common control with") means the possession, direct or indirect, of the power to vote five percent (5%) or more of (i) the voting stock of a corporation, (ii) the partnership interests of a partnership, or (iii) the membership interests of a limited liability company, or to direct or cause the direction of the management and policies of any such entity, whether through the ownership of voting stock, partnership interests, membership interests, by contract or otherwise;

      c. "Books and Records" shall mean all books, correspondence, credit files, records and other documents relating directly or indirectly to the Obligations and the Collateral, including, without limitation, all tapes, cards, runs, data bases, software programs, diskettes, and other papers and documents in the possession or control of the Borrower, any computer service bureau, or other agent or independent contractor,

      d.    "Conversion Date" shall be deemed to refer to AUGUST 14, 2000;

      e. "Loan Documents" shall mean this Agreement, the Note, any Bank issued Commitment Letter and any amendments thereto, and any and all mortgages, pledge agreements, security agreements, financing statements, guaranties and other documents related to this Agreement and/or the Loan;

      f.    "Material Adverse Change" shall mean with respect to the Borrower and any guarantors and any of their respective properties or revenues, an event, action or condition that would or is reasonably likely to (i)
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            adversely affect the validity or enforceability of, or the authority of the Borrower and/or any guarantor to perform their respective obligations under, the Loan Documents, or (ii) materially adversely affect the business, operations, assets or condition (financial or otherwise) of the Borrower and/or any guarantor or the ability of the Borrower and/or any guarantor to perform their respective obligations under any of the Loan Documents, or (iii) materially adversely affect the value of any Collateral;

      g. "Prime Rate" shall mean the prime rate designated from time to time by the Bank as being its "prime rate" of interest, such interest rate to change on the effective date of each change in the Prime Rate, which rate of interest may not necessarily be the lowest rate of interest charged by the Bank to anyone of its customers or any particular class of customers. Changes in the rate of interest resulting from changes in the Prime Rate shall take place immediately without notices or demand of any kind.

      h.    "State" shall mean the State of New Jersey.

      i. "Year 2000 Compliant" shall mean, with regard to the Borrower and/or its suppliers, vendors and customers, that all software, embedded microchips, and other processing capabilities utilized by, and material to the business operations or financial condition of, such entity are able to interpret and manipulate data on and involving all calendar dates correctly and without causing any abnormal ending scenario, including in relation to dates on and after January 1, 2000.

      j. "Year 2000 Risk" shall mean the risk that computer applications used by the Borrower and/or its suppliers, vendors and customers may be unable to recognize and perform without error date - sensitive functions involving certain dates prior to and any date after December 31, 1999.

II. LOAN.

      1. Credit Limit. This Agreement evidences a line of credit (with a term loan conversion feature hereinafter referenced) for the Borrower's short-term borrowing needs (the "Loan") with a credit limit (the "Credit Limit") in the maximum principal sum of One Million Dollar(s) and No Cent(s) ($1,000,000.00).

            Within such Credit Limit, until (i) demand by the Bank and/or termination of the Bank's commitment upon the occurrence of an Event of Default or (ii) the Conversion Date, the Borrower may borrow hereunder. All principal repayments shall reduce the Loan and the Bank's commitment, and principal amounts repaid may not be re-borrowed.

      2. Advances. The Bank agrees to make advances to the Borrower until (i) demand by the Bank and/or termination of the Bank's commitment upon the occurrence of an Event of Default or (ii) the Conversion Date, provided that the aggregate principal amount of the Loan does not exceed at any one time the Credit Limit.


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      3.    "LIBOR Rate" shall mean, as applicable to any interest Period, the rate per annum, as determined on the basis of the offered rate for deposits in U.S. dollars, for a period of time comparable to such Interest Periods, which appears on Telerate Page 3750 as of 11:00 a.m. London time on the day that is two (2) London Banking Days preceding the first day of such Interest Period; provided however, if the rate described above does not appear on the Telerate System on any applicable interest determination date, then the LIBOR Rate shall be the rate offered for deposits in U.S. dollars in the London Interbank market for a period substantially equal to the interest Periods, determined by the Bank in a commercially reasonable manner, "Banking Day" means, in respect of any city, any date on which commercial banks are open for business in that city, in the event that he Board of Governors of the Federal Reserve System shall impose a Reserve Percentage with respect to LIBOR deposits of the Bank then for any period during which such Reserve Percentage shall apply, the LIBOR Rate shall be equal to the amount determined above divided by an amount equal to one (1) minus the Reserve Percentage. "Reserve Percentage" shall mean the Maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed on member banks of the Federal Reserve System against "Euro-currency Liabilities" as defined in Regulation D;

      4. Minimum Amount of Advance. Each advance under this Agreement shall be in the minimum amount of One Thousand Dollars ($1,000.00).

      5. Direct Deposit of Loan Proceeds. All advances shall be disbursed by the Bank by deposit of the Loan proceeds to the Borrower's deposit account with the Bank.

      6. Demand Loan. On demand by the Bank prior to the Conversion Date, the entire outstanding principal balance of the Loan and all accrued interest shall immediately become due and payable.

      7. Term Loan Conversion. If on the Conversion Date (i) the Bank has not made demand for payment in full of the Loan and/or (ii) no Event of Default has occurred and is continuing, the demand Loan shall convert to a term Loan, and the Borrower shall amortize the then outstanding principal balance of the Loan in accordance with the payment schedule disclosed in the Borrower's note of even date with this Agreement (as hereinafter defined).

      8. Note; Interest Calculation. The Loan shall be evidenced by the Borrower's note of even date with this Agreement (which note and all amendments thereto and any additional and supplementary notes executed pursuant to this Agreement are herein referred to collectively as the "Note"). The interest rate initially set forth in the Note is a variable rate. From and after maturity (including any accelerated maturity), the interest rate on the Note shall increase to sixteen percent (16%) per annum. Interest shall be calculated on the basis of a 360-day year using the actual number of days


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

            elapsed. On maturity, whether scheduled or otherwise, both principal and all accrued and unpaid interest shall be immediately due and payable .

      9. Late Fee. If the entire amount of any required principal and/or interest is not paid in full within ten (10) days after the same is due, the Borrower shall pay to the Bank a late fee equal to five percent (5%) of the required payment.

      10. Prepayment. The Borrower shall have the right at any time and from time to time to prepay the Loan in whole or in part, without premium or penalty, but with accrued interest to the day of such prepayment on the amount prepaid.

III. REPRESENTATIONS AND WARRANTIES.

      The Borrower represents and warrants that:

      1. Organization and Powers. (a) If a corporate, partnership, limited liability company or trust Borrower, it is duly organized, validly existing and in good standing under the laws of the state of its formation and in every other jurisdiction, except where the failure to do so qualify would not have a material adverse effect upon the Borrower, its property, its financial condition, or otherwise, (b) it has the power and authority to own its properties and to carry on its business as now being conducted and, if a corporate, partnership, limited liability company or trust Borrower, is qualified to do business in every jurisdiction where such qualification is necessary, (c) it has the power to execute, deliver and perform the Loan Documents, (d) the execution, delivery and performance of the Loan Documents have been duly authorized by all requisite action, (e) the execution, delivery and performance of the Loan Documents will not violate any provision of law, any order of any court or other agency of government, the Articles of Incorporation, Certificate of Incorporation, or By-laws of a corporate Borrower, the partnership agreement of a partnership, Borrower, the Articles of Incorporation or Operating Agreement of a limited liability company Borrower, or the trust agreement of a trust Borrower, or any indenture, agreement or other instrument to which it is a party, or by which it is bound, or be in conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of the Borrower (other than in favor of the Bank) or the acceleration of any of its outstanding indebtedness.

      2. Financial Statements. The Borrower has heretofore furnished to the Bank accurate and complete financial data and other information based on its operations in previous years, and said financial data fairly presents the financial position and the results of operations for the periods indicated


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

            therein. There has been no Material Adverse Change since the date of the most recent financial statement.

      3. Litigation. There is no action, suit or proceeding at law or in equity or by or before any governmental instrumentality or other agency now pending or threatened against or affecting the Borrower.

      4. No Conflict. The Borrower is not a party to any agreement or instrument or subject to any restriction materially or adversely affecting its business, properties or assets, operations or condition, financial or otherwise. The Borrower has no knowledge that it is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party.

      5. Use of Proceeds. No part of the proceeds of the Loan will be used for consumer purposes or will be used to purchase or carry, directly or indirectly, any margin stock or margin security (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying any such margin stock or margin security. If requested by the Bank, the Borrower will furnish in connection with this Agreement a statement in conformity with the requirements of Federal Reserve Form U-1 referred to in said Regulation U.

      6. Year 2000 Plan. The Borrower has reviewed the Year 2000 Risk and is taking such action as may be necessary to ensure that the Year 2000 Risk will not adversely affect its business operations and/or financial condition.

IV. CONDITIONS OF LENDING.

      The Bank shall be obligated to make the advances under this Agreement only if on the date such advance is requested:

      a. The Bank shall have received, to the extent applicable (i) copies of the Articles of Incorporation, Certificate of Incorporation, Certificate of Limited Partnership, or Certificate of a Limited Liability Company or Partnership, each certified by the secretary of state of the state of its formation, (ii) copies of partnership, trust, or operating agreements, each certified to the Bank by a duly authorized representative of such Borrower, (iii) Good Standing, Subsistence and/or Existing Certificates of the state of formation of the Borrower and from all other states where such Borrower conducts its business or holds property, (iv) duly adopted resolutions authorizing the execution, delivery and performance under the Loan Documents certified by an officer of the Borrower.

      b. The representations and warranties in Part III hereof are true and correct;

      c.    No Event of Default exists;

V. COVENANTS.

      The Borrower covenants and agrees that it will:


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

      1. (a) Legal Existence; Insurance; Etc. Keep in full force and effect its legal existence (if a corporation, partnership, limited liability company or trust), rights, licenses, permits and franchises and operate its business as conducted prior to the date hereof; maintain all property used in the conduct of its business and keep the same in good repair, working order and condition; and maintain adequate insurance on its properties against fire, theft, and extended coverage risks and against public liability and property damage and products liability and such other risks as may be required by law or as may be reasonably required by the Bank, in such form, for such periods, and written by such companies as may be satisfactory to the Bank, such insurance in the case of a secured loan to name the Bank as additional insured and/or mortgagee/loss payee. All policies of insurance shall provide for at least twenty
            (20) days' written notice to the Bank prior to cancellation or change in the coverage, scope or amount of any such policy or policies. Borrower shall furnish the Bank with certificates of compliance with the foregoing insurance provision.

            (b) Compliance with Laws. Comply with all present and future applicable laws, ordinances, rules, regulations, directives and other requirements of all governmental instrumentalities, including without limitation those relating to Hazardous Substances, within such time periods as required thereby, with time being of the essence.

      2. Operation of Business. Maintain and operate its business in a proper and efficient manner.

      3. Payment of Taxes. Pay and discharge all taxes, assessments, and governmental charges imposed upon Borrower, its income or its property before the same shall be in default, as well as all lawful claims for labor, materials and supplies or otherwise which, if unpaid, might become a lien upon any such properties.

      4.    Financial Statements. Furnish to the Bank:

            (a) promptly, from time to time as requested by the Bank, and in all events within one hundred twenty (120) days after the close of each applicable party's tax year, (i) with respect to the Borrower and all corporate, partnership or trust guarantors, financial statements (audited if requested), balance sheets, profit and loss statements, together with supporting schedules, signed and in such form as may be acceptable to the Bank; (ii) with respect to all individual guarantors, signed personal financial statements; and (iii) with respect to all entities and individuals referred to in
                  (i) and (ii), current Federal income tax returns (with all schedules and exhibits), or in the case of a partnership, Form1065 (with all schedules and exhibits). In any event, all the documents referred to in this subparagraph (a), regardless of when last submitted, must be submitted to the Bank, as often as the Bank shall deem necessary, if there occurs a Material Adverse Change.


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

            (b) promptly, from time to time, such other information regarding the operations, assets, business, affairs and financial condition of the Borrower and all guarantors, as the Bank may reasonably request; and

            (c) with respect to all personal financial statements submitted by individual guarantors, such statements shall be on forms prescribed by the Bank.

      5. Inspection. Permit agents or representatives of the Bank, at reasonable hours and upon reasonable notice, to inspect the Books and Records of the Borrower and to make abstracts or reproductions thereof, all at the Borrower's expense.

      6.    Averse Changes. Promptly advise the Bank of any Material Adverse
            Change.

      7. Accounting System. Maintain a standard system of accounting in accordance with generally accepted accounting principles.

      8. Depository. Maintain the Bank as the Borrower's principal depository.

      9. Indebtedness. Not incur or permit to exist any indebtedness or liability except indebtedness to the Bank or any Bank affiliate, indebtedness with respect to warranty, trade obligations and other liabilities incurred in the ordinary course of business, and any indebtedness or liability permitted in writing by the Bank.

      10. Liens. Not create, assume or suffer to exist any mortgage, security interest, or lien on any of its assets, now or hereafter owned, other than liens securing indebtedness to the Bank or any Bank affiliate, liens securing the payment of taxes not yet due, liens imposed by law (other than for borrowed money), liens incurred by the Borrower in good faith in the ordinary course of business, and other liens permitted in writing by the Bank.

      11. Guaranties; Etc. Not guarantee, endorse or otherwise become or be responsible for obligations of any other person or entity, whether by agreement to purchase the indebtedness of any other person or entity or agreement for the furnishing of funds to any other person or entity through purchase of Goods, supplies or services, or by way of stock purchase, capital contribution, advance or loan, for the purpose of paying or discharging any indebtedness or obligation of such other person or entity, or otherwise, except endorsements of negotiable instruments for collection in the ordinary course of business.

      12. Investments. Not purchase, invest in or otherwise acquire or hold Securities including, without limitation, capital stock (including closely held stock) and evidences of indebtedness of, or make loans or advances to, or enter into any arrangement for the purpose of providing funds or credit to, any other person or entity (including, without limitation, all Affiliates of the Borrower), except investments in short-term obligations of


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

            the United States and certificates of deposit issued by the Bank or any Bank Affiliate.

      13. Sales of Accounts and Instruments. Not sell, assign, discount or dispose of any Accounts or Instruments held by the Borrower, with or without recourse, except for collection (including endorsements) in the ordinary course of business,

      14. Sales and Transfers. Not sell, assign, lease, transfer, sell and leaseback, or otherwise dispose of all or any material amount of its assets not in the ordinary course of business to any person or entity or turn over the management of, or enter into a management contract with respect to, such assets.

      15. Valuation. Not write up (by creating an appraisal surplus or otherwise) the value of any capital assets above their cost less the depreciation regularly allowable thereon.

      16. Fundamental Changes. Not dissolve, liquidate, consolidate with or merge with any corporation, limited liability company or other entity or agree to do any of the foregoing.

      17. Distributions. If a corporate Borrower, not declare or pay any dividends, or make any distribution to holders of shares of its capital stock, (and on account of such capital stock) of cash, capital stock or other property, or directly or indirectly, redeem, purchase or otherwise acquire any shares of its capital stock of any class; and if a partnership or limited liability company Borrower, not permit the return or withdrawal of any capital contributions; provided, however, that if the Borrower is an "S" Corporation under the Internal Revenue Code, the Borrower may make annually such cash distributions to its shareholders as shall equal the sum of federal income taxes which are allocable to such shareholders' income received or deemed to have been received on account of such shareholders' capital stock in the Borrower.

      18. Additional Covenants. Comply with the additional covenants, if any, set forth on affixed Exhibit A-1.

VI. SECURITY AGREEMENT AND OTHER SECURITY DOCUMENTS.

      1. Security Interest; Collateral; Obligations. The Borrower hereby grants to the Bank, as security for any and all obligations whatsoever of the Borrower to the Bank, whether direct, indirect, absolute or contingent, due or to become due, and whether now existing or hereafter arising and howsoever evidenced or acquired, including without limitation all indebtedness and liabilities evidenced by the Loan, this Agreement, the other Loan Documents, checking account overdrafts, and letter of credit reimbursement agreements, excluding, however, indebtedness incurred primarily for personal, family or household purposes (collectively, the "Obligations"), a first lien on,


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

            and, security interest in and agrees and acknowledges that the Bank has and will continue to have a first lien on, and a perfected security interest in all of the Collateral described below, both presently owned and after acquired, together with all proceeds and products thereof, additions and accessions thereto, and all replacements and substitutions therefor (collectively, the "Collateral"), excluding, however, all such Collateral which constitutes Consumer Goods in the hands of the Borrower: Accounts, Inventory, Equipment, Fixtures, Books and Records, Chattel Paper, Documents, General Intangibles, Instruments, Machinery, Contract Rights and Furniture

      2.    Borrower hereby warrants, covenants and agrees that:

            a. Title; Adverse Liens. Except for prior security interests disclosed on Exhibit A-2 (if any) and except for the security interest granted hereby, the Borrower is the owner of presently owned Collateral and will be the owner of Collateral hereafter acquired free from any lien or encumbrance (other than those in favor of Bank), and Borrower will defend the Collateral against the claims and demands of all persons at any time claiming the same or any interest therein.

            b. Financing Statements. Except for financing statements evidencing the security interests which may be listed on Exhibit A-2 (if any), no financing statements covering any Collateral are on file in any public office. At the request of the Bank, the Borrower will execute one or more (i) financing statements pursuant to the UCC; (ii) title certificate lien application forms; and (iii) other documents necessary or advisable to perfect the security interests evidenced hereby, all in form satisfactory to the Bank. Where allowed by law, the Borrower hereby irrevocably authorizes the Bank to file financing statements and amendments without the signature of the Borrower. The Borrower will pay the cost of filing the aforesaid documents or filing or recording this Agreement in all public offices wherever filing or recording is deemed by the Bank to be necessary or desirable.

      3. Adverse Liens. The Borrower will keep the Collateral free from any future adverse liens.

            a.    Equipment. If the Borrower has granted a security interest in
                  Equipment:

                  i.    The Equipment is used primarily for business purposes.

                  ii. The Equipment will be kept at the location listed on affixed Exhibit A-3. Borrower will promptly notify Bank of any change in the location of the Equipment, and Borrower will not remove the Equipment from such location without the prior written consent of the Bank.

            b.    Inventory. If the Borrower has granted a security interest in
                  Inventory:


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

                  i. Inventory is acquired for business purposes. In the absence of an Event of Default hereunder, the Borrower may sell the Inventory in the ordinary course of its business upon terms not exceeding thirty (30) days, or upon such further terms as the Bank may from time to time approve. The Borrower shall not without the consent of the Bank sell the Inventory to any supplier or employee of the Borrower or to any person to whom the Borrower is indebted or under circumstances which would otherwise create a lien or encumbrance (other than those in favor of Bank), including a right of set-off, against the Account resulting from such sale.

      4. Inventory will be kept at the location listed on affixed Exhibit A-3. The Borrower will promptly notify the Bank of any change in the location of the Inventory, and the Borrower will not remove the Inventory from such location without the prior written consent of the Bank.

            a.    Accounts. If the Borrower has granted a security interest in
                  Accounts:

                  i. The Borrower will upon demand render to the Bank a statement indicating the total dollar value of the Accounts.

                  ii. The only offices where the Borrower keeps Books and Records concerning any Accounts is at the location listed on affixed Exhibit A-3. The Borrower will not remove any of such Books and Records from said offices without the prior written consent of the Bank.

                  iii. During the five years immediately preceding the grant of the security interest hereby to Bank, Borrower has maintained its chief executive office at the address(es), and during the time periods, set forth on Exhibit A-3. Without the prior written consent of Bank, Borrower will not change its chief executive office.

                  iv. The Borrower will at all times keep accurate and complete Books and Records of its Accounts, and the Bank or any of its agents shall have the right to inspect the Borrower's Books and Records relating to said Accounts or to any other transactions to which the Borrower is a party and from which an Account might arise and to make extracts from said Books and Records, all at the Borrower's expense. The Bank may in its own name or in the names of others, communicate with account debtors in order to verify with them, to the Bank's satisfaction, the existence, amount and terms of any Accounts. The Borrower shall immediately notify the Bank of any event causing loss or depreciation in value of any of its Accounts and the amount of such loss or depreciation.


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

                  v. If any of the Borrower's Accounts arise out of contracts with the United States or any department, agency or instrumentality thereof, the Borrower will immediately notify the Bank thereof in writing and execute any instruments and take any steps required by the Bank in order that all moneys due and to become due under such contracts shall be assigned to the Bank and notice thereof given to the government under the Federal Assignment of Claims Act.

                  vi. If any of the Borrower's Accounts should be evidenced by Instruments, the Borrower will immediately deliver such Instruments to the Bank, appropriately endorsed to the Bank's order and, regardless of the form of such endorsement, the Borrower hereby waives presentment, demand or notice of any kind with respect thereto.

      5. This Agreement may, but need not be supplemented by separate assignments of Accounts to the Bank, and if such assignments are given, the rights given thereby shall be in addition to and not in limitation of the rights and security interests given by this Agreement.

            a. Fixtures; Farm Products. If the Borrower has granted a security interest in Fixtures and/or Farm Products, there is affixed hereto as Exhibit A-4 a description of the applicable real estate and the name(s) of the record owner.

            b. Investment Securities. If the Borrower has granted a security interest in Investment Securities the Bank may transfer Collateral into its name or that of its nominee and may receive the income and any distributions thereon and hold the same as Collateral for the Obligations, or apply the same to any Obligation, whether or not an Event of Default has occurred.

            c. Taxes. The Borrower will pay promptly when due all taxes and assessments upon the Collateral or for its use or operation or upon this Agreement and any of the other Loan Documents.

            d. Insurance. With respect to all required insurance policies and coverage, the Bank may act either in its name or as attorney for the Borrower (for that purpose by these presents duly authorized and appointed with full power of substitution and revocation) in obtaining, adjusting, settling and canceling such insurance and endorsing any drafts in payment of any loss.

            e. Preservation of Collateral. The Bank may, at its election, discharge taxes and liens levied or placed on the Collateral, pay for insurance on the Collateral and pay for the maintenance and preservation of the Collateral. The Borrower agrees to reimburse Bank on demand for any payment made, or any expense incurred by the Bank pursuant to the foregoing authorization, and in any event all such


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

                  payments and expenses shall constitute an Obligation hereunder. If the Borrower fails to insure Collateral as required by this Agreement or any of the Loan Documents, the Borrower shall pay to the Bank on the date of such failure a nonrefundable fee for each such failure equal to the sum of
                  (i) $100 plus (ii) the amount of the insurance premium cost incurred by the Bank. Notwithstanding the foregoing, neither the charging or payment of such fee nor this provision shall in any way be deemed to waive or imply or constitute a basis for waiver of any default occasioned by Borrower's failure to comply with the insurance requirements of this Agreement or any of the Loan Documents.

            f Possession and Use. Other than with respect to Collateral in which Bank's security interest is perfected by the Bank's possession thereof, such as instruments, documents, cash, bank accounts, etc., which so long as any of the Obligations remain outstanding and unpaid shall remain in the possession of Bank, until an Event of Default, the Borrower may have possession of the collateral, provided that the Borrower will not use the Collateral in any unlawful manner or in a manner in consistent with this Agreement, the Loan Documents, or any policy of insurance thereon.

            g. Power of Attorney. The Borrower irrevocably designates and appoints the Bank its true and lawful attorney with full power of substitution and revocation to execute, deliver, and record in the name of the Borrower all financing statements, amendments, continuation statements, title certificate lien applications and other documents deemed by the Bank to be necessary or advisable to perfect or to continue the perfection of the security interests granted hereunder.

            h. Reproduction as Financing Statement. A carbon, photographic, or other reproduction of a security agreement or a financing statement is sufficient as a financing statement.

            i. Remedies. If an Event of Default occurs, the Bank shall have the rights and remedies provided in this Agreement, including without limitation in Part VII hereof. In addition, the Bank may exercise and shall have any and all rights and remedies accorded it by the UCC. The Bank may require the Borrower to assemble the Collateral and make it available to the Bank at a place to be designated by the Bank which is reasonably convenient to both parties. The requirement of reasonable notice shall be met, if notice is mailed, postage prepaid, to the Borrower or other person entitled thereto at least ten
                  (10) days (including non-business days) before the time of sale or disposition of the Collateral. The Bank at its option may have a receiver appointed to take possession of the Collateral, to use and operate the Collateral, to collect the profits and proceeds therefrom, and to apply the same as the court may direct. The Borrower agrees that the Bank's legal remedies are inadequate and that the Bank shall be entitled to obtain equitable relief upon the occurrence of an Event of Default. The Borrower shall pay to the Bank on demand all expenses, including reasonable legal expenses and attorney's fees (which may include costs allocated by the Bank's internal legal department), incurred or paid by the Bank in protecting or enforcing any rights of the Bank hereunder, including its right to take possession of the Collateral, storing and disposing of the same or in collecting the proceeds thereof.

            j. Notification of Account Debtors. The Bank shall have the right to demand from the Borrower a list of all Accounts and to notify any and all account debtors to make payment thereof directly to the Bank. The Borrower irrevocably designates and appoints the Bank its true and lawful attorney with full power of substitution and revocation in its own name or in the name of the Borrower to demand, collect, receive, receipt for, and sue for all amounts due and to become due on the Accounts and to endorse the name of the Borrower on all commercial paper given in payment or part-payment thereof and in its discretion to file any claim or take any other action which the Bank may deem necessary or appropriate to protect and preserve and realize upon the security interest of the Bank in the Accounts or the proceeds thereof. The Bank shall also have the right to
                  (i) open all mail addressed to the Borrower; (ii) change the Post Office box or mailing address of Borrower; and (iii) use the Borrower's stationery and billing forms or facsimiles thereof, for the purpose of collecting Accounts and realizing upon the Collateral.

            Inspection and Appraisal. The Bank and its agents and representatives (including without limitation appraisers, engineers, and other professionals) shall, upon reasonable advance notice, have access to the Borrower's premises for the purpose of inspecting and appraising the Collateral and/or performing environmental site assessments. All fees and expenses incurred by the Bank in connection with such inspections, appraisals and site assessments shall be payable by the Borrower to the Bank upon demand, and until paid in full, shall be secured by the Bank's security interests.

VII. EVENTS OF DEFAULT.

      THE ITEMIZATION OF THE FOLLOWING EVENTS OF DEFAULT DOES NOT CHANGE THE PRE-CONVERSION DATE DEMAND NATURE OF THE OBLIGATIONS EVIDENCED BY THIS AGREEMENT AND THE NOTE

      1. Listing of Events of Default. The happening of any of the following events or conditions with respect to the Borrower, individually and collectively, shall constitute an "Event of Default":

            a. any representation or warranty made herein or in any report, certificate, financial statement or other instrument furnished in connection with this Agreement or the Loan shall prove to be false or misleading in any material respect;

            b. failure to pay the principal of, or interest on, the Note or any other indebtedness of the Borrower to the Bank, within ten
                  (10) days from the date the same or any installment thereof shall become due and payable, whether at the due date thereof or at a date fixed for prepayment or by acceleration or otherwise;

            c. default in the due observance or performance of any other covenant, condition or agreement contained in this Agreement, any of the other Loan Documents, or in any other agreement or document evidencing or pertaining to Obligations, and such other default shall remain unremedied for ten (10) days;

            d. the acceleration of the maturity of any of the Borrower's indebtedness other than to the Bank;

            e.    involvement in financial difficulties as evidenced by:

                  i. an attachment made on the Borrower's property or assets which remains unreleased for a period in excess of forty-five (45) days; or

                  ii. the inability to pay its debts (including without limitation taxes) generally as they become due; or

                  iii. the appointment or authorization of a custodian as defined in the Bankruptcy Code; provided, however, that in the case of the appointment of a receiver in an involuntary proceeding such appointment continues in effect and undischarged for a period of thirty (30) days; or

                  iv. the entry of an order for relief in a voluntary case under any chapter of the Bankruptcy Code; or

                  v. the filing of an involuntary petition under any chapter of the Bankruptcy Code, which petition remains undismissed for a period of thirty (30) days; or

                  vi. any other judicial modification or adjustment of the rights of Borrower's creditors;

            f. final judgment for the payment in excess of an aggregate of Ten Thousand Dollars ($10,000.00) shall be rendered against the Borrower and the same shall remain undischarged for a period of thirty (30) consecutive days during which execution shall not be effectively stayed;

            g. any transfer (which shall include, without limitation, by sale, exchange, gift, pledge, hypothecation, or by other means except transfers by operation of law) to any person who is not presently a shareholder of a corporate Borrower or the spouse or child of a shareholder of a corporate Borrower of any voting capital stock of the Borrower, except any transfers of such shares upon the death of a shareholder either by will or by intestacy;

            h. any transfer (as defined in (g)) to any person who is not presently a partner of a partnership Borrower or the spouse or child of a partner of a partnership Borrower of any partnership interest in the Borrower, except any transfer of such interest upon the death of a partner either by will or intestacy,

            i. any transfer (as defined in (g)) to any person who is not presently a member of a limited liability company Borrower or the spouse or child of a member of a limited liability company Borrower of any membership interest in the Borrower, except any transfer of such interest upon the death of a member either by will or intestacy;

            j. in the case of a trust Borrower, (i) any change in the beneficiaries of the trust; (ii) any dilution of the beneficial interest of one or more of the beneficiaries; or
                  (iii) any change in the trustee or trustees;

            k. the suspension of business for cause, other than strike, casualty or other cause beyond the Borrower's control and in the event of such suspension for cause beyond the Borrower's control, failure to resume operations as soon as possible;

            l. dissolution or termination of the legal existence of the Borrower;

            m. participation in any illegal activity or in any activity, whether or not related to the business of the Borrower, that may subject the assets of the Borrower to (i) a restraining order or any form of injunction issued by any federal or state court, or (ii) seizure, forfeiture or confiscation by any federal or state governmental instrumentality;

            n.    if the Bank believes in good faith, at any time, that either
                  (a) the prospect of the Borrower's (i) repayment of the Loan or payment of any of its other obligations under the Loan Documents or (ii) performance of its duties thereunder is impaired or (b) there is any Material Adverse Change; or

            o. with respect to any guaranty and/or subordination agreement included in the Loan Documents, the failure of the same to remain in full force and effect until the Loan is paid in full and this Agreement is terminated.

      2. Certain Cross-Defaults. The happening of any event or condition set forth in subsection l(e), (f), (l), or (m) above, with respect to a general partner of a partnership Borrower or any guarantor of the Loan shall likewise constitute an Event of Default.

      3. Termination of Commitment; Acceleration. If an Event of Default occurs prior to the Conversion Date, the Bank, at its option, may
            (i) make
            demand for payment of the entire outstanding principal balance and all accrued interest on account of the advances (the Bank having the right at all times, whether or not an Event of Default has occurred, to make such demand); and (ii) tenninate the Bank's commitment to make advances under this Agreement (provided, however, that if the Bank shall exercise its discretionary right to make demand, such demand shall also terminate the Bank's commitment to make advances, whether or not an Event of Default has occurred). If an Event of Default occurs from and after the Conversion Date, the Bank may declare all Obligations to be immediately due and payable.

VIII. MISCELLANEOUS.

      1. Waiver of Event of Default. No delay in terminating the Bank's commitment under this Agreement and/or in making demand shall affect the rights of the Bank later to take such action with respect thereto, and no waiver as to one Event of Default shall affect rights as to any other default.

      2. Notices. Except as otherwise specifically provided for herein, any notice, demand or communication hereunder shall be given in writing (including facsimile transmission or telex) and mailed or delivered to each party at its address set forth below, or, as to each party, at such other address as shall be designated by such party by a prior notice to the other party in accordance with the terms of this provision. Any notice to the Borrower shall be sent as follows:
            MIKRON INSTRUMENT COMPANY, INC., 16 THORNTON ROAD, OAKLAND, NJ 07436-3116. All notices hereunder shall be effective upon the earliest to occur of (i) five (5) business days after such notice is mailed, by registered or certified mail, postage prepaid (return receipt requested), (ii) upon delivery by hand, (iii) upon delivery if delivered by overnight courier (such delivery to be evidenced by the courier's records), and (iv) in the case of any notice or communication by telex or telecopy, on the date when sent.

      3. Survival. This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive any making by the Bank of the Loan and the execution and delivery of any Loan Documents and shall continue in full force and effect until this Agreement is terminated and all the Obligations are paid in full.

      4. Legal Fees and Expenses; Service Fees. The Borrower will pay all expenses incurred by the Bank in connection with the preparation of the Loan Documents, the making of the Loan, and the enforcement of the rights of the Bank in connection with this Agreement, any of the other Loan Documents and the Loan, including, but not limited to, the reasonable fees of its counsel (which may include costs allocated by the Bank's internal legal department), plus the disbursements of said counsel. Borrower further agrees to pay to the Bank on demand all reasonable fees, costs and expenses incurred by the Bank in connection with the administration of the Loan, including, without limitation, overnight courier fees, lien search fees, and filing and recording fees.

                  The Borrower agrees to pay on demand the Bank's service fees and charges for administrative costs as in effect from time to time (including, without limitation, such fees and charges as may be expressly provided for in this Agreement). Any such fee or charge may be implemented by the Bank from time to time or, in the case of any such existing fee or charge, the amount thereof may be increased by the Bank from time to time, in each instance, in or to such amount as the Bank in its sole discretion deems reasonable.

      5. Choice of Law. This Agreement and all the other Loan Documents shall be construed in accordance with and governed by the local laws (excluding the conflict of laws rules, so-called) of the State.

      6. Written Modification and Waiver. No modification or waiver of any provision of this Agreement or of any of the other Loan Documents nor consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be in writing, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in the same, similar or other circumstances.

      7. Accounting Practice. All matters involving accounting practice are to be determined both as to classification of items and amounts in accordance with generally accepted principles of accounting practice consistently applied by the Borrower's accountants in the preparation of its previous annual financial statements.

      8. Documentation. All documents required hereunder shall be in form and substance satisfactory to the Bank.

      9. Replacement Docs. Upon receipt of an affidavit of an officer of Bank as to the loss, theft, destruction or mutilation of the Note or any security document which is not of public record, and, in the case of any such loss, theft, destruction, mutilation, upon cancellation of such Note or other security document, Borrower will issue, in lieu thereof, a replacement note or other security document in the same principal amount thereof and otherwise of like tenor.

      10. Joint and Several Obligations. If this Agreement is signed by more than one Borrower, all obligations of the Borrowers are their joint and several obligations, and all references to the Borrower herein shall be deemed to refer to each of them, either of them, and all of them.

      11. Unenforceability. In the event any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be held invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to persons or circumstances other than those to which it is held invalid or unenforceable, shall be valid and enforceable to the fullest extent permitted by law.

      12. Cumulative Remedies; Setoff. Borrower and any Guarantor hereby grant to Bank, a lien, security interest and right of setoff as security for all liabilities and obligations to Bank, whether now existing or hereafter arising, upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Bank or any entity under the control of Fleet Financial Group, Inc., or in transit to any of them. At any time, without demand or notice, Bank may set off the same or any part thereof and apply the same to any liability or obligation of Borrower and any Guarantor even though unmatured and regardless of the adequacy of any collateral securing the Loan. ANY AND ALL RIGHTS TO REQUIRE BANK TO EXCERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE LOAN, PRIOR TO EXCERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE BORROWER OR ANY GUARANTOR, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

      13. Assignments and Participations. The Borrower agrees that the Bank shall have the right at all times to sell all or any portion of the Loan and all Loan Documents, and to grant one or more participations in the Loan and in all Loan Documents. In connection therewith, the Borrower hereby irrevocably authorizes the Bank to deliver to each such purchaser, participant and prospective purchaser and prospective participant originals and copies of all Loan Documents and all financial statements and other credit and factual data from time to time in the Bank's possession which relate to the Borrower and/or all guarantors, if any, of the Loan. The Borrower further agrees that the Bank shall have the right at all times to disclose and report to credit reporting agencies such information pertaining to the Borrower and/or all guarantors, if any, as is consistent with the Bank's policies and practices from time to time in effect.

      14. Pledge to Federal Reserve. Bank may at any time pledge all or any portion of its rights under the loan documents including any portion of the promissory note to any of the twelve (12) Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341. No such pledge or enforcement thereof shall release Bank from its obligations under any of the loan documents.

      15. Maximum Rate of Interest. All provisions of this Agreement are expressly subject to the condition that in no event, whether by reason of acceleration of the maturity of the Loan or otherwise, shall the amount paid or agreed to be paid to the Bank hereunder and deemed interest under applicable law exceed the maximum rate of interest on the unpaid principal balance of the Loan allowed by applicable law (the "Maximum

            Allowable Rate"), which shall mean the law in effect on the date of this Agreement, except that if there is a change in such law which results in a higher Maximum Allowable Rate being applicable to this Agreement, then this Agreement shall be governed by such amended law from and after its effective date. In the event that fulfillment of any provision of this Agreement results in the interest rate hereunder being in excess of the Maximum Allowable Rate, the obligation to be fulfilled shall automatically be reduced to eliminate such excess. If, notwithstanding the foregoing, the Bank receives an amount which under applicable law would cause the interest rate set forth in this Agreement to exceed the Maximum Allowable Rate, the portion thereof which would be excessive shall automatically be applied to and deemed a prepayment of the unpaid principal balance of the Loan and not a payment of interest.

      16. WAIVER OF JURY TRIAL THE BORROWER WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT AND ANY OF THE OTHER LOAN DOCUMENTS, AND AGREES THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.

      17. Jurisdiction and Venue. The Borrower irrevocably consents that any legal action or proceeding against it or any of its property with respect to any matter arising under or relating to this Agreement and the other Loan Documents may be brought in any court of the State, or any Federal Court of the United States of America located in the State, as the Bank may elect, and by execution and delivery of this Agreement the Borrower hereby submits to and accepts with regard to any such action or proceeding, for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The Borrower further irrevocably consents to the service of process in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Borrower at its address set forth herein. The foregoing, however, shall not limit the Bank's rights to serve process in any other manner permitted by law or to bring any legal action or proceeding or to obtain execution of judgment in any other jurisdiction. The Borrower irrevocably waives any objection which it may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement and the other Loan Documents, and further irrevocably waives any claim that the State is not a convenient forum for any such suit, action or proceeding.

      18. Presentment; Etc. The Borrower waives presentment, notice of dishonor, protest, notice of non-payment, and (from and after the Conversion Date) demand and other notice of any kind.

      19. Debit. The Borrower hereby irrevocably authorizes the Bank and any subsequent holder of the Note, both before and after demand, to debit any of the Borrower's business accounts maintained with the Bank (or subsequent holder for all sums (including without limitation principal, interest, late fees, and other fees) payable from time to time under this Agreement and the other Loan Documents. In addition, if the Borrower has signed a separate authorization, the Bank is authorized to initiate ACH debit transfers for the Loan payments and on the business account(s) specified in the authorization. These provisions shall not obligate the Bank to create or allow any overdraft, and such authority shall not relieve the Borrower of the obligation to assure that payments are made when due.

      20. Integration. The Loan Documents supersede all prior agreements between the parties with respect to the Loan, whether oral or written, including, without limitation, all correspondence between counsel for the respective parties and commitment letters. The Loan Documents constitute the entire agreements between the parties with respect to the Loan, and the rights, duties, and obligations of the par-ties with respect thereto.

      21. Lender Liability. The Bank shall not be liable for any loss sustained by any party resulting from any action, omission, or failure to act by the Bank, whether with respect to the exercise or enforcement of the Bank's rights or remedies under the Loan Documents, the Loan, or otherwise, unless such loss is caused by the actual willful misconduct of the Bank conducted in bad faith. IN NO EVENT SHALL THE BANK EVER BE LIABLE FOR CONSEQUENTIAL OR PUNITIVE DAMAGES, ANY RIGHT OR CLAIM THERETO BEING EXPRESSLY AND UNCONDITIONALLY WAIVED.

      22. Bank's Decisional Standards. To the extent that applicable laws require the Bank's actions or decisions under the Loan Documents to be conducted in good faith, the term "good faith" shall be defined (using a subjective standard) as honesty in fact with regard to the conduct or transaction concerned based upon the facts and circumstances actually known to the individual(s) acting for the Bank, and such requirement may be satisfied by reliance upon the advice of attorneys, accountants, appraisers, architects, engineers, or other qualified professionals.

      23. Descriptive Headings; Context. The captions in this Agreement are for convenience of reference only and shall not define or limit any provision. Whenever the context requires, reference in this Agreement to the neuter gender shall include the masculine and/or feminine gender, and the singular number shall include the plural, and, in each case, vice versa.

      24. Acknowledgment of Copy. The Borrower acknowledges that it has received a fully executed copy of this Agreement.

IN WITNESS WHEREOF, the Borrower and the Bank, by persons duly authorized, have executed this Agreement as of _________________, 2000.

WITNESS: